[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                                   Exhibit 10.11

                    FIRST AMENDMENT TO THE AGREEMENT ENTITLED
                  "ASSIGNMENT OF PATENT RIGHTS AND TECHNOLOGY"
                       ENTERED INTO AUGUST 1, 1991 BETWEEN
         THE UNIVERSITY OF TEXAS, ADAM HELLER, AND E. HELLER AND COMPANY
                                (THE "AMENDMENT")

        WHEREAS, under the August 1, 1991, agreement entitled "Assignment of Patent Rights and Technology" (hereafter "Assignment"), and Exhibit A hereto, the Board of Regents of the University of Texas System on behalf of The University of Texas at Austin (hereafter collectively referred to as "Assignor") assigned to E. Heller and Company ("Assignee") its right, title, and interest in, to, and under the Patent Rights and the Technology (as such terms are defined in the Assignment); and

        WHEREAS, under Paragraph 3.1 of the Assignment the parties agreed that in return for its assignment of rights, Assignor would be compensated as noted in the event Patent Rights, the Technology, and the Know-How are sold, licensed, or otherwise disposed of for value to a third party or parties; and under Paragraph 3.2 of the Assignment the parties also agreed that Assignor would be compensated for a to-be-negotiated amount should Assignee elect to itself manufacture, sell, or otherwise dispose of for value Licensed Products and Licensed Processes (as such terms are defined in the Assignment) and which are derived from the Patent Rights, the Technology, and the Know-How; and

        WHEREAS, since the effective date of the Assignment, Assignee has invested approximately *** in research and development of biosensors within the scope of the Technology, Patent Rights, and Know-How, and estimates that an additional investment of approximately *** will be necessary to complete product development and enter into clinical trials, and Assignee, on behalf of itself and its Affiliates (as defined below), has now elected to manufacture, sell, or otherwise dispose of for value, including sublicensing, the Patent Rights, Technology, Know-How, Licensed Products, and Licensed Processes; and

        WHEREAS, Assignor and Assignee now desire to amend Paragraphs 3.1 and
3.2 and certain other paragraphs of the Assignment and specifically set out herein the mutually agreed compensation due Assignor for Assignee's disposition for value of the Patent Rights, the Technology, the Know-How, Licensed Products and Licensed Processes.

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained the parties agree as follows:

1. All capitalized terms not defined in this Amendment shall have the meaning given to them in the Assignment.

2.      Section 1.2 is amended to read in its entirety as follows:

        1.2  Patent Rights. The term "Patent Rights" as used herein shall mean
             -------------
        Assignor's rights in all inventions and intellectual property disclosed in the patent applications patents and other invention disclosures listed on Exhibit B and Exhibit C hereto, including all U.S. and


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         foreign patent applications including provisional applications, and all divisions, continuations, continuations in-part, and substitutions thereof; all foreign patent applications corresponding to the preceding applications; and all U.S. and foreign patents issuing on any of the preceding applications, including extensions, reissues, and re-examinations.

3.       Section 1.3 is amended to read in its entirety as follows:

         1.3   Know-How. The term "Know How" as used herein shall mean
               --------
         Assignor's rights in all ideas, inventions, data, trade secrets, instructions, processes, formulas, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, manufacturing (including but not limited to processes, yields, reagants and conditions relating to compound manufacture) data and information, owned or controlled by Assignor existing as of the last signature date of this Assignment which are generally not known, and which are necessary or useful for the manufacture of Licensed Products. Excluded from Know-How are any inventions included with Patent Rights.

4.       Section 1.4 is amended to read in its entirety as follows:

         1.4   Licensed Products. The term "Licensed Products" as used herein
               -----------------
         shall mean any product which (i) is covered by a Valid Claim in the country such product is made or sold, or (ii) incorporates in material part or is made using the Technology, Know-How, Licensed Processes or Other Intellectual Property. For the avoidance of doubt, subject to the foregoing, a Licensed Product unit shall mean any instrument or associated disposable.

5.       Article 1 is amended to add new Section 1.7 as follows:

         1.7   Affiliate. The term "Affiliate" as used herein shall mean any
               ---------
         corporation or other entity which is directly or indirectly controlling, controlled by or under the common control with a party hereto. For the purposes of this definition, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

6.       Article 1 is amended to add new Section 1.8 as follows:

         1.8   Net Sales. The term "Net Sales" as used herein shall mean the
               ---------
         gross revenues received by Assignee, its Affiliates or sublicensees from sales of Licensed Products, less (i) normal and customary rebates, and cash and trade discounts, actually taken, (ii) sales, value-added, use and/or other excise taxes or duties actually paid, (iii) outbound transportation charges prepaid or allowed, (iv) import and/or export duties actually paid, and (v) amounts allowed or credited due to returns.

7.       Article 1 is amended to add new Section 1.9 as follows:

         1.9   Valid Claim. The term "Valid Claim" as used herein shall mean (i)
               -----------
         a claim of an issued and unexpired patent included within the Patent Rights which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (ii) a claim of a pending application within the Patent Rights provided that not more than five (5) years have elapsed from the date the claim takes priority for filing purposes.

8.       Article 1 is amended to add new Section 1.10 as follows:

         1.10  Dominating Patent. The term "Dominating Patent" as used herein
               -----------------
         shall mean an unexpired patent which is owned by a third party covering Licensed Products made and sold by Assignee or its sublicensees under circumstances such that Assignee or its sublicensee has no commercially reasonable alternative but to obtain a license under such patent in order to make, use or commercialize a Licensed Product.

9.       Article 1 is amended to add new Section 1.11 as follows:

         1.11  Other Intellectual Property. The term "Other Intellectual
               ---------------------------
         Property" as used herein shall mean Board's rights in any biosensor related inventions (whether or not patentable), improvements, discoveries, developments, original works of authorship, software, trade secrets, Know-How made, conceived, reduced to practice or otherwise developed, by an employee of Assignor pursuant to either (i) a consulting agreement entered into by such employee and EHC or its sublicensee; or (ii) any similar agreement between an employee of the University of Texas at Austin and Assignee, and all intellectual property rights therein and thereto, shall be subject to the Assignment in Section 2.1 below.

10.      Section 2.1 is amended to read in its entirety as follows:

         2.1   Assignment by Assignor. Assignor hereby transfers, assigns,
               ----------------------
         sells, and conveys to Assignee, its successors and assigns, the entire right, title and interest throughout the world in and to the Patent Rights, Technology, Know-How, and Other Intellectual Property subject only to: (a) any rights of the United States Government which may exist now or in the future due to a research funding agreement to which the United States Government may be a party; and (b) the terms and conditions of this Agreement.

11.      Article 3 is amended to read in its entirety as follows:

         3.1   Royalties. In consideration for the Assignment herein, Assignee
               ---------
         shall pay to Assignor the greater of (i) an annual minimum royalty of twenty thousand dollars or (ii) royalties on Net Sales of Licensed Products sold by Assignee, an Affiliate or its sublicensees which are within the scope of a Valid Claim as follows:

                                      Numbers of Licensed
         Royalty Rate                 Products Sold Worldwide During the Term
         ------------                 ---------------------------------------

         ***  of Net Sales            1-100,000

         ***  of Net Sales            100,001-200,000

         ***  of Net Sales            200,001-and above

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                                      -3-

         Any minimum annual royalty payable hereunder shall be fully creditable against any running royalty payable to Assignor during such year.

         3.2   Sublicense Payment. In addition to the royalties subject to
               ------------------
         Section 3.1 above, Assignee shall pay to Assignor *** received by Assignee and its Affiliates from licensees and sublicensees of the Patent Rights, Know-How, Technology or Other Intellectual Property. Notwithstanding the foregoing, it is understood and agreed that Assignor shall not be entitled to any portion of amounts received from licensees or sublicensees for equity in Assignee less than *** of fair market value, debt financing, research and development funding, the license or sublicense of any intellectual property other than the Patent Rights, Know-how, Technology or Other Intellectual Property, or reimbursement for patent or other expenses, and to be determined in a manner consistent with generally accepted accounting principles (GAAP).

         3.3   Royalties on Combination Products. In the event that a Licensed
               ---------------------------------
         Product is sold by Assignee, an Affiliate or its sublicensee in combination as a single product with another product whose sale and use are not within the scope of a Valid Claim in the country for which the combination product is sold, Net Sales from such sales for purposes of calculating the amounts due under Section 3.1 above shall be calculated by multiplying the Net Sales of that combination by the fraction A/(A +
         B), where A is the gross selling price of the Licensed Product sold separately and B is the gross selling price of the other product sold separately. In the event that no such separate sales are made by Assignee, an Affiliate or its sublicensee, Net Sales for royalty determination shall be as reasonably allocated by Assignee, an Affiliate or its sublicensee between such Licensed Product and such other product, based upon their relative importance and proprietary protection. Notwithstanding the above, in no event shall Assignor receive a royalty of less *** of the running royalty amount per unit of Licensed Product due under Section 3.1 above.

         3.4   Third Party Royalty Offset. In the event Assignee, an Affiliate
               --------------------------
         or its sublicensee enters into a license agreement with any third party with respect to a Dominating Patent or to settle a claim of infringement or misappropriation of any intellectual property of a third party relating to the practice or use of the Technology and or Know-How, Assignee, an Affiliate or its sublicensee may offset any payments made in accordance with such license agreements against any amounts of running royalties owned by Assignee pursuant to Article 3 herein up to a maximum of *** of the amount otherwise due to such third party; provided, however that in no event will the running royalties due to Assignor be lower than the following:

         Royalty Rate                Number of Licensed Products Sold Worldwide
         ------------                ------------------------------------------
                                     During the Term
                                     ---------------

         ***  of Net Sales           1-100,000

         ***  of Net Sales           100,001-200,000

         ***  of Net Sales           200,001 - and above

                                      -4-

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

         In addition, in such event, the amounts due to Assignor under Section
         3.2 above shall be reduced by an amount equal to *** the amount paid to such third party.

         3.5   One Royalty. No more than one royalty payment shall be due with
               -----------
         respect to a sale of a particular Licensed Product. No multiple royalties shall be payable because any Licensed Product, or its manufacture, use or sale is covered by more than one Valid Claim. No royalty shall be payable under this Article 3 with respect to Licensed Products distributed for use in research and/or development, in clinical trials or as promotional samples.

         3.6   Royalty Term. Royalties due under this Article 3 shall be payable
               ------------
         on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last-to-expire issued Valid Claim covering such Licensed Product in such country, or if no such Valid Claim issued in a country, until the fifth anniversary of the first commercial sale of a Licensed Product in such country.

         3.7 In the event Assignee engages in litigation and/or settlement negotiations to advance a claim it makes that a third party is infringing on Licensed Products and/or Licensed Processes, *** on any litigation or settlement recovery by Assignee will be paid to Assignor; provided, however, that Assignee shall be entitled to first deduct reasonable and documented attorney's and other professional fees, expert fees, court costs, and other reasonable expenses incurred by Assignee in such litigation and/or settlement activities.

12.      Section 4.2 is amended to read in its entirety as follows:

         4.2   Payments and Reports. The first annual minimum royalty payment of
               --------------------
         twenty thousand dollars ($20,000) shall be due and payable to Assignor within 30 days of the date of the last signature on this Amendment. Thereafter, minimum annual royalty payments, when due, shall be due and payable within thirty (30) days after the end of the applicable year. All running royalties payable hereunder by Assignee shall be due within thirty (30) days following the end of each respective semi-annual reporting period, which ending dates shall be June 30 and December 31 for each successive year. Each report will accurately identify income and expenses in sufficient form and detail so as to enable Assignor to determine the royalties due for such semi-annual period, and shall be mailed to the following: Office of the Executive Vice President and Provost, The University of Texas at Austin, Main Building 201, Austin, Texas 78712-1111, ATTN: Patricia C. Ohlendorf, with a copy to the Office of Technology Licensing and Intellectual Property at the address listed in 16.3 herein. Checks shall be made payable to The University of Texas at Austin. Except as expressly provided herein, all amounts payable hereunder shall be payable in United States dollars without deductions for taxes, assessments, fees, or charges of any kind.


13.      Article 15 is amended to read in its entirety as follows:

         15.1  Assignment. Neither party may assign this Assignment without the
               ----------
         prior consent of the other, which consent shall not be unreasonably withheld; provided, however, Assignee may assign this Assignment in connection with a transfer of all or substantially all of its

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                                      -5-
     assets relating to this Assignment, whether by sale, merger, operation of law or otherwise. This Assignment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

14.  New Article 16 is added as follows:

     MISCELLANEOUS
     -------------

     16.1  Affiliate Rights/Obligations. Assignee shall have the right to extend
           ----------------------------
     the provisions of the Assignment regarding the right to manufacture, sell, or otherwise dispose of for value, including licensing and sublicensing, the Patent Rights, Technology, Know-How, Other Intellectual Property, Licensed Products, and Licensed Processes, to any Affiliate, provided such Affiliate consents to be bound by the Assignment to the same extent as Assignee. Further, Assignee shall have the right to extend the provisions of this Amendment in their entirety to any Affiliate, provided such Affiliate consents to be bound by the applicable provisions of this Amendment to the same extent as Assignee.

     16.2  Entire Agreement. The Assignment and this Amendment constitute the
           ----------------
     entire and only agreement between the parties with respect to the Patent Rights, Technology, Know-How, Other Intellectual Property, Licensed Products, and Licensed Processes, and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreement altering or supplementing the terms of the Assignment may be made except by means of a written document signed by a duly authorized representative of each party.

     16.3. Notices. Any notices under this Assignment or shall be given by
           -------
     prepaid, first class, certified mail, return receipt requested, addressed as follows (or such other address as may be given from time to time under the terms of this provision):

     in the case of Assignor -                       with a copy to -
     BOARD OF REGENTS                                OFFICE OF THE EXECUTIVE
     The University of Texas System                  VICE PRESIDENT & PROVOST
     201 West 7th Street                             The University of Texas at Austin
     Austin, Texas  78701                            Austin, Texas 78712-1111
     ATTN: System Intellectual Property Office       ATTN:  Patricia C. Ohlendorf

                                                     with a copy to -
                                                     OFFICE OF TECHNOLOGY LICENSING AND
                                                     INTELLECTUAL PROPERTY
                                                     The University of Texas at Austin
                                                     MCC Building
                                                     Suite 1.9A
                                                     3925 West Braker Lane
                                                     Austin, Texas  78759
                                                     ATTN:  Director

         or in the case of Assignee -

         E. HELLER AND COMPANY
         1311 Harbor Bay Parkway, Suite 1000
         Alameda, California  94502
         ATTN:  Ephraim Heller

         16.4  LIMITATION OF LIABILITY. SUBJECT TO ARTICLE XIV OF THE
               -----------------------
         ASSIGNMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS ASSIGNMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY

         16.5  Right to Independently Develop. Nothing in this Assignment will
               ------------------------------
         impair Assignee's right to independently acquire, license, develop for itself, or have others develop for it, technology or intellectual property performing the same or similar functions as the Know-How or the Patent Rights, or the Other Intellectual Property, or to market and distribute licensed products based on such other intellectual property and technology.

         16.6  Further Assurances. At any time or from time to time on and after
               ------------------
         the date of this Assignment, Assignor shall at the request and sole expense of Assignee (i) deliver to Assignee such records, data or other documents consistent with the provisions of this Assignment, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as Assignee may reasonably deem necessary or desirable in order for Assignee to obtain the full benefits of the Assignment and Amendment and the transactions contemplated hereby.

         16.7  Severability. In the event that any provisions of this Assignment
               ------------
         are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Assignment shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable which shall most nearly approximate the intent of the parties in entering this Assignment.

         16.8  Modification; Waiver. This Assignment may not be altered, amended
               --------------------
         or modified in any way except by a writing signed by both parties. The failure of a party to enforce any provision of the Assignment shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

15. Except as specifically modified or amended hereby, the Assignment shall remain in full force and effect and, as so modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Amendment shall be governed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, this Amendment effective as of March 19, 1998, is hereby executed by the duly authorized representatives of the parties on the date indicated below in duplicate, each of which shall be deemed an original and together shall form one and the same instrument.

BOARD OF REGENTS OF THE
UNIVERSITY OF TEXAS SYSTEM                       E. HELLER AND COMPANY

/s/ Ray Farabee                                  /s/ Ephraim Heller
---------------------------------------          -------------------------------
Ray Farabee                                      Ephraim Heller
Vice Chancellor and General Counsel              President
Date:   4/7/98                                   Date:   3/19/98
     ----------------------------------               --------------------------

APPROVED AS TO CONTENT                           ADAM HELLER

/s/ Patricia C. Ohlendorf                        /s/ Adam Heller
---------------------------------------          -------------------------------
Patricia C. Ohlendorf                            Adam Heller
Counsel to the President                         Date:   3/19/98
                                                      --------------------------
Vice Provost
Date:   3/27/98
     ----------------------------------

APPROVED AS TO FORM

/s/ Georgia Harper
---------------------------------------

Name: Georgia Harper
     ----------------------------------
Office of General Counsel
Date: 4/7/98
     ----------------------------------

                                   EXHIBIT A

                              [See Exhibit 10.10]

                                   EXHIBIT B

                                 (See attached)

COLLEGE OF ENGINEERING

THE UNIVERSITY OF TEXAS AT AUSTIN

Department of Chemical Engineering, Austin, Texas 78712-1062


Adam Heller                                                     January 6, 1997
Ernest Cockrell, Sr. Chair
Telephone:      (512) 471-8874
FAX:            (512) 471-8799
e-mail:         heller@che.utexas.edu

To:             Dr. Paulette Braeutigam, Technology
                    Licensing Coordinator

From:           Adam Heller


Dear Paulette:

This letter follows your discussion with Ephraim wherein you agreed to cover in the current agreement between The University of Texas at Austin and E. Heller & Company all presently existing intellectual property relating to biosensors that originated in my group. These include the following:

US Patents Issued:
-----------------

The already issued patents are:

US 5,543,326 - Biosensor including chemically modified enzymes.

US 5,356,786 - Interferant eliminating biosensor

US 5,320,725 - Electrode and Method for the detection of hydrogen peroxide.

US 5,264,105 - Enzyme electrodes.

US 5,264,104 - Enzyme electrodes.

US 5,262,305 - Interferant eliminating biosensor.

US 5,262,035 - Enzyme electrodes.

US Patents Currently Prosecuted:
-------------------------------

(1)    ***

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***




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***

With my regards and best wishes for 1997.



Adam Heller

AH:n

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                                      -9-